Exhibit 10.22

AMENDMENT #2 - EMPLOYMENT AGREEMENT

THIS AMENDMENT #2 TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”), dated November 22, 2021, and effective as of July 19, 2021 (the “Effective Date”) is between Progressive Care Inc., a Delaware Corporation, and its wholly owned subsidiaries (the “Employer” or the “Company”), and Alan Jay Weisberg, an individual (“Employee”).

R E C I T A L S:

A.	Company and Employee entered into that certain Employment Agreement, effective as of October 15, 2020 (the “Original Agreement”).’

B.	Employee is knowledgeable with respect to the business of the Company.

C.	Company desires to continue employment to Employee and Employee desires to continue employment by Company.

D.	On November 22, 2021, the Company and the Employee agreed to enter into an Amended and Restated Employment Agreement.

E.	The Company and Employee wish to amend certain compensation provisions of the Amended and Restated Employment Agreement.

NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1.	Section 4, Compensation, is revised and amended as follows:

Paragraphs (d) and (e) are deleted in their entirety and replaced with the following:

(d)	Employee shall be granted fifteen million (15,000,000) restricted stock units (the “RSU’s”) under and subject to all of the provisions of the related Restricted Stock Unit Agreement (the “Founders Award Agreement”). The restricted shares shall be vested immediately.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PROGRESSIVE CARE INC.

By:	Dated: October 7, 2022
Charles M. Fernandez
Chairman of the Board of Directors

EMPLOYEE

Dated: October 7, 2022
Alan Jay Weisberg, an individual

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